UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 21, 2025
PHINIA INC.
________________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-41708	92-2483604
State or other jurisdiction of	Commission File No.	(I.R.S. Employer
Incorporation or organization		Identification No.)

3000 University Drive	Auburn Hills,	Michigan	48326
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (248) 732-1900
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PHIN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.
On May 21, 2025, PHINIA Inc. (the “Company”) held its 2025 annual meeting of shareholders (“Annual Meeting”). The final voting results for the proposals submitted for a vote of shareholders at the Annual Meeting are set forth below.

Proposal 1. The shareholders elected the following eight nominees as directors of the Company to hold office until the next annual meeting of shareholders and until their respective successors are duly elected and qualified. The voting results for the eight nominees are as follows:

Name	For	Against	Abstentions	Broker Non-Votes
Samuel R. Chapin	33,846,953	313,309	27,187	2,537,904
Brady D. Ericson	34,142,981	21,582	22,886	2,537,904
Robin Kendrick	33,767,219	393,515	26,715	2,537,904
Latondra Newton	33,883,680	277,179	26,590	2,537,904
D’aun Norman	34,051,566	108,923	26,960	2,537,904
Meggan M. Walsh	33,883,426	277,373	26,650	2,537,904
Rohan S. Weerasinghe	33,746,876	413,662	26,911	2,537,904
Roger J. Wood	33,634,173	526,846	26,430	2,537,904

Proposal 2. The shareholders approved, on an advisory basis, the compensation of the Company's named executive officers. The voting results are as follows:

For	Against	Abstentions	Broker Non-Votes
31,782,280	2,364,758	40,411	2,537,904

Proposal 3. The shareholders approved the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2025. The voting results are as follows:

For	Against	Abstentions	Broker Non-Votes
35,136,658	1,560,091	28,604	0

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHINIA Inc.

Date: May 28, 2025	By:	/s/ Robert Boyle
Name: Robert Boyle
Title: Vice President, General Counsel and Secretary